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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 PXRE Group Ltd.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                 April 15, 2002
                ------------------------------------------------
                Date of Report (Date of earliest event reported)



        Bermuda                       1-15259                    98-0214717
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  (State or other juris-             (Commission             (I.R.S. Employer
diction of incorporation)             File Number)           Identification No.)



              12 Church Street, Suite 231, Hamilton HM 11, Bermuda
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               (Address of principal executive offices) (Zip Code)



                                 (441) 296-5858
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              (Registrant's telephone number, including area code)

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Item 9.  Regulation FD Disclosure

PXRE Group Ltd. ("PXRE") will be meeting with certain analysts and investors interested in PXRE and its business during the week of April 15, 2002. During these meetings, PXRE expects to confirm the annual projections for 2002 provided during PXRE's quarterly conference call that took place on February 13, 2002. A replay of that conference call will be available on PXRE's website (www.pxregroup.com) beginning on April 15, 2002 and continuing until April 26, 2002.

Note: The information in this report is furnished pursuant to Item 9 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Forward-Looking Statements and Qualifications

Statements in this report (or those made during the February 13, 2002 conference call) that are not strictly historical are forward-looking and are based upon current expectations and assumptions of management. Statements included herein (or therein), as well as statements made by or on behalf of PXRE in its communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, which are not historical in nature are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 as amended. These forward-looking statements, identified by words such as "anticipate," "expect," "outlook," or variations of such words or similar expressions, are based upon current expectations and are subject to risk and uncertainties. PXRE cautions investors and analysts that actual results or events could differ materially from those set forth or implied by the forward-looking statements and related assumptions, depending on the outcome of certain important factors including, but not limited to, the following: (i) significant catastrophe losses or losses under other coverages, the timing and extent of which are difficult to predict; (ii) changes in the level of competition in the reinsurance or primary insurance markets that impact the volume or profitability of business (these changes include, but are not limited to, the intensification of price competition, the entry of new competitors, existing competitors exiting the market and competitors' development of new products); (iii) changes in the demand for reinsurance, including changes in the amount of ceding companies' retentions; (iv) risks associated with the termination of PXRE's diversification initiatives; (v) adverse development on loss reserves related to business written in current and prior years; (vi) lower than estimated retrocessional recoveries on unpaid losses, including the effects of losses due to a decline in the creditworthiness of PXRE's retrocessionaires; (vii) increases in interest rates, which cause a reduction in the market value of PXRE's interest rate sensitive investments, including its fixed income investment portfolio and potential underperformance in PXRE's finite coverages; (viii) decreases in interest rates causing a reduction of income earned on net cash flow from operations and the reinvestment of the proceeds from sales, calls or maturities of existing investments and shortfalls in cash flows necessary to pay fixed rate amounts due to structured contract counterparties; (ix) market fluctuations in equity securities and with respect to PXRE's portfolio of hedge funds and other privately held securities: leverage, concentration of investments, lack of liquidity, market fluctuations and direction (including as a result of interest rate fluctuations and direction, with respect to price levels and volatility thereof) currency fluctuations, credit risk, yield curve risk, spread risk between two or more similar securities, political risk, counterparty risk and risks relating to settlements on foreign exchanges; (x) foreign currency fluctuations resulting in exchange gains or losses; (xi) changes in the composition of PXRE's investment portfolio; (xii) changes in tax laws, tax treaties, tax rules and interpretations; and (xiii) changes in management's evaluation of potential Year 2000 exposures emanating from its reinsurance business. In addition to the factors outlined above that are directly related to PXRE's business, PXRE is also subject to general business risks, including, but not limited to, adverse state, federal or foreign legislation and regulation, adverse publicity or news coverage, changes in general economic factors, the loss of key employees and other factors set forth in PXRE's SEC filings. The factors listed above should not be construed as exhaustive. Therefore, actual results or outcomes may differ materially from what is expressed or forecasted in such forward-looking statements.

         PXRE undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events (including catastrophe events), or otherwise.
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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              PXRE GROUP LTD.




Dated: April 15, 2002                         By: /s/ Jeffrey L. Radke
                                                 --------------------------
                                                      Jeffrey L. Radke